Explanatory Note

SONDORS, INC. has prepared this Form 1-A solely for the purpose of filing Exhibit 15.1 pursuant to Rule 252(d).

PART III - EXHIBITS

1.0*	Posting Agreement with StartEngine Crowdfunding Inc.

2.1*	Certificate of Incorporation

2.2*	Bylaws

4.1*	Form of Subscription Agreement

6.1*	Intellectual Property License Agreement

8.1*	Escrow Agreement

11.1*	Consent of dbbmckennon

12.1*	Opinion of Alliance Legal Partners, Inc.

15*	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference)

15.1	Correspondence previously submitted pursuant to Rule 252(d)

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malibu, State of California, on July 25, 2017.

SONDORS, INC.

By	/s/ Storm Sondors

	Title:	Chief Executive Officer, Chief
Investment Officer, Principal Financial Officer
and Principal Accounting Officer